Capital One Fourth Quarter 2017 Earnings

Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili	Tatiana Stead
703.720.2455	703.720.2455	703.720.3929	703.720.2352

FOR IMMEDIATE RELEASE: January 23, 2018
Capital One Reports Fourth Quarter 2017 Net Loss of $971 million, or $2.17 per share
Excluding adjusting items, Fourth Quarter 2017 Net Income of $1.62 per share(1)
McLean, Va. (January 23, 2018) – Capital One Financial Corporation (NYSE: COF) today announced net loss for the fourth quarter of 2017 of $971 million, or $2.17 per diluted common share, compared with net income of $1.1 billion, or $2.14 per diluted common share in the third quarter of 2017, and with net income of $791 million, or $1.45 per diluted common share in the fourth quarter of 2016. Excluding adjusting items, net income for the fourth quarter of 2017 was $1.62 per diluted common share(1).

“In 2017, we continued to grow loans and revenue. We improved our efficiency. Our digital and technology transformation continued to gain momentum. And, we delivered 7.4% EPS growth, net of adjustments,” said Richard D. Fairbank, Founder, Chairman and Chief Executive Officer. “Our 2017 results put us in a strong position to continue to deliver attractive growth and returns over the long-term.”

Adjusting items in the fourth quarter of 2017, which are excluded from diluted EPS and the efficiency ratio (see Table 15 in our Financial Supplement for additional information):

	Pre-Tax	Diluted EPS
(Dollars in millions, except per share data)	Impact	Impact
Impacts of the Tax Act(2)	$(1,769)	$(3.61)
Restructuring charges	(76)	(0.10)
Build in the U.K. Payment Protection Insurance customer refund reserve (“U.K. PPI Reserve”)	(31)	(0.07)
Notable items in the fourth quarter of 2017 included:

	Pre-Tax	Diluted EPS
(Dollars in millions, except per share data)	Impact	Impact
Mortgage representation and warranty settlement (included in discontinued operations)	$(169)	$(0.22)
Charges related to our Commercial Taxi Medallion Lending portfolio	(113)	(0.15)

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)
Tax Act refers to the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 enacted on December 22, 2017. This amount is a reasonable estimate as of December 31, 2017, which may be adjusted during the measurement period ending no later than December 2018.

Capital One Fourth Quarter 2017 Earnings

All comparisons below are for the fourth quarter of 2017 compared with the third quarter of 2017 unless otherwise noted.
Fourth Quarter 2017 Income Statement Summary:

•	Total net revenue remained substantially flat at $7.0 billion.

•	Total non-interest expense increased 6 percent to $3.8 billion:

•	4 percent increase in operating expenses.

•	21 percent increase in marketing.

•	Pre-provision earnings decreased 5 percent to $3.2 billion(2).

•	Provision for credit losses increased 5 percent to $1.9 billion:

•	Net charge-offs of $1.8 billion.

•	$98 million reserve build.

•	Net interest margin of 7.03 percent, down 5 basis points.

•	Efficiency ratio of 53.89 percent.

•	Efficiency ratio excluding adjusting items was 52.50 percent(1).
Fourth Quarter 2017 Balance Sheet Summary:

•	Common equity Tier 1 capital ratio under Basel III Standardized Approach of 10.3 percent at December 31, 2017.

•	Period-end loans held for investment in the quarter increased $2.1 billion, or 1 percent, to $254.5 billion.

•	Domestic Card period-end loans increased $5.3 billion, or 5 percent, to $105.3 billion.

•	Consumer Banking period-end loans decreased $486 million, or 1 percent, to $75.1 billion:

•	Auto period-end loans increased $701 million, or 1 percent, to $54.0 billion.

•	Home loans period-end loans decreased $1.2 billion, or 6 percent, to $17.6 billion, primarily driven by run-off of acquired portfolios.

•	Commercial Banking period-end loans decreased $3.1 billion, or 5 percent, to $64.6 billion.

•	Average loans held for investment in the quarter increased $6.7 billion, or 3 percent, to $252.6 billion.

•	Domestic Card average loans increased $7.4 billion, or 8 percent, to $101.1 billion.

•	Consumer Banking average loans decreased $74 million, or less than 1 percent, to $75.3 billion:

•	Auto average loans increased $1.1 billion, or 2 percent, to $53.7 billion.

•	Home loans average loans decreased $1.2 billion, or 6 percent, to $18.1 billion, primarily driven by run-off of acquired portfolios.

•	Commercial Banking average loans decreased $659 million, or 1 percent, to $67.2 billion.

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.

Capital One Fourth Quarter 2017 Earnings

•	Period-end total deposits increased $4.6 billion, or 2 percent, to $243.7 billion, while average deposits increased $2.7 billion, or 1 percent, to $241.6 billion.

•	Interest-bearing deposits rate paid increased 8 basis points to 0.85 percent.
All comparisons below are for the full year of 2017 compared with the full year of 2016 unless otherwise noted.
2017 Full Year Income Statement Summary:

•	Total net revenue increased 7 percent to $27.2 billion.

•	Total non-interest expense increased 5 percent to $14.2 billion:

•	8 percent decrease in marketing.

•	7 percent increase in operating expenses.

•	Pre-provision earnings increased 9 percent to $13.0 billion(2).

•	Provision for credit losses increased 17 percent to $7.6 billion.

•	Efficiency ratio of 52.11 percent.

•	Efficiency ratio excluding adjusting items was 51.02 percent(1).

Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 23, 2018 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Choose “About Us,” then choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 6, 2018 at 5:00 PM Eastern Time.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2016.

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $243.7 billion in deposits and $365.7 billion in total assets as of December 31, 2017. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
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(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.